Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant     [X]
Filed by a Party other than the Registrant     [  ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a6(e)(2))

[ ]	Definitive Proxy Statement

[X]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Section 240.14a-12

THE NEIMAN MARCUS GROUP, INC.
(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]	No Fee Required

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1)	Title of each class of securities to which transaction applies: ---------------------------------------------------------------------------------------

2)	Aggregate number of securities to which transaction applies: ---------------------------------------------------------------------------------------

3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
---------------------------------------------------------------------------------------

4)	Proposed maximum aggregate value of transaction: ---------------------------------------------------------------------------------------

5)	Total Fee paid: ---------------------------------------------------------------------------------------

[ ]	Fee paid previously with preliminary materials.

[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid: ----------------------------------------------------------------------------------------

2)	Form, Schedule or Registration Statement No.: ----------------------------------------------------------------------------------------

3)	Filing Party: ----------------------------------------------------------------------------------------

4)	Date Filed: ----------------------------------------------------------------------------------------

 THE NEIMAN MARCUS GROUP, INC.
One Marcus Square
1618 Main Street
Dallas, Texas 75201

December 29, 2003

Dear Fellow Shareholder:

According to our latest records, we have not yet received your proxy for the important Annual Meeting of Shareholders of The Neiman Marcus Group, Inc. to be held on January 16, 2004. Your Board of Directors has unanimously recommended that shareholders vote FOR Proposals 1, 2 and 3, and AGAINST Proposal 4.

Please help your company avoid the expense of further solicitation by voting TODAY by telephone, via the Internet, or by signing, dating and returning the enclosed proxy card in the envelope provided.

Thank you for your cooperation.

Very truly yours,

Brenda A. Sanders
Secretary

REMEMBER:
You can now vote by telephone, or via the Internet just
follow the simple instructions on your proxy card.

If you have any questions, or need assistance in voting
your shares, please call our proxy solicitor,

INNISFREE M&A INCORPORATED
TOLL-FREE, at 1-888-750-5834.